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                                                                     Exhibit 8.1

                                                 [MAYER, BROWN, ROWE & MAW LOGO]

September 27, 2006                                  Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                         www.mayerbrownrowe.com

IndyMac MBS, Inc.
c/o IndyMac Bank, F.S.B.
888 East Walnut Street
Pasadena, California 91101

Re: Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H3

Ladies and Gentlemen:

      We have advised IndyMac MBS, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance of the Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H3 (the "Notes"), which will be issued pursuant to an Indenture, dated as of September 29, 2006 (the "Agreement"), as more particularly described in the prospectus, dated June 14, 2006 (the "Base Prospectus"), and the prospectus supplement, dated September 27, 2006 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-132042) as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and declared effective on April 14, 2006 (the "Registration Statement"). Capitalized terms used but not defined herein have the meanings specified in the Prospectus.

      The description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax Consequences" in the Base Prospectus and "Certain Federal Income Tax Considerations" in the Prospectus Supplement does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion such description is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. In addition we adopt and confirm the statements in the description identified as the opinion of special United States federal tax counsel.

 Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
                    New York Palo Alto Paris Washington, D.C.
     Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.




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Mayer, Brown, Rowe & Maw LLP

IndyMac MBS, Inc.
September 27, 2006
Page 2

      We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

                            [SIGNATURE PAGE FOLLOWS]




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Mayer, Brown, Rowe & Maw LLP

IndyMac MBS, Inc.

      We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                           Very truly yours,

                                           /s/ MAYER, BROWN, ROWE & MAW LLP